Exhibit 99.1
[REDENVELOPE LETTERHEAD]
MEDIA CONTACT:
Susan Hook
RedEnvelope, Inc.
415-512-6193
INVESTOR CONTACT:
Jordan Goldstein
Financial Dynamics
415-439-4500
REDENVELOPE ANNOUNCES DANIEL R. LYLE ELECTED
CHAIRMAN OF THE BOARD
SAN FRANCISCO, CA (September 1, 2005) — RedEnvelope, Inc. (Nasdaq: REDE) today announced that its Board of Directors has elected Daniel R. Lyle as its Chairman.
“We are extremely pleased that Dan Lyle will serve as the Chairman of our Board. Dan has already made tremendous contributions to the Company as a Board member, and we look forward to him taking greater leadership role,” said Alison May, the Company’s President and Chief Executive Officer.
Mr. Lyle has served as a member of the Company’s Board and Chairman of the Audit Committee since July 2003. He was a partner at PriceWaterhouseCoopers LLP from 1982 to June 2003.
At the Company’s Annual Meeting of Stockholders, held August 26, 2005 in San Francisco, all nine of the nominees presented to the stockholders were elected to the Board of Directors. The directors are Michael Dunn, Karen Edwards, Joseph Gandolfo, Greggory Hammann, Charles Heilbronn, Brett Hendrickson, Daniel R. Lyle, Alison May, and John Pound.
RedEnvelope, Inc. is an online retailer of upscale gifts for every occasion, every day. RedEnvelope offers a unique assortment of imaginative gifts through its catalog and website, www.RedEnvelope.com.
RedEnvelope and the RedEnvelope logo are registered trademarks of RedEnvelope, Inc.
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